Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF

COMMON STOCK

Blue Ridge Real Estate Company

PURSUANT TO THE OFFER TO PURCHASE DATED NOVEMBER 25, 2013

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

5:00 PM, NEW YORK CITY TIME,

ON JANUARY 17, 2014, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form of this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) all required documents cannot be delivered to IST Shareholder Services (the “Depositary”) on or prior to the expiration date of the Offer (as described in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis.  This instrument may be delivered to the Depositary by hand, mail, overnight courier or transmitted by facsimile transmission.  See Section 4—”Procedures for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is IST Shareholder Services

By Mail: IST Shareholder Services 433 S. Carlton Avenue Wheaton, IL 60187	By Facsimile Transmission: (630) 480-0641 Confirm Facsimile Receipt by Telephone: (630) 480-0393 Toll free (800) 757-5755	By Overnight Courier: IST Shareholder Services 433 S. Carlton Avenue Wheaton, IL 60187

 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.  DELIVERIES TO BLUE RIDGE REAL ESTATE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE LAST PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Blue Ridge Real Estate Company, a Pennsylvania corporation (“Blue Ridge”), the number of shares of common stock, no par value per share (the “Shares”), of Blue Ridge, at the Offer Price of $11.00 per share, and upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 25, 2013 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the “Offer”), receipt of which is hereby acknowledged, indicated below pursuant to the guaranteed delivery procedure set forth in Section 4—”Procedures for Tendering Shares” of the Offer to Purchase.

By signing this Notice of Guaranteed Delivery, you are also certifying that you are tendering all shares beneficially owned by you.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 of the U.S. Securities Exchange Act of 1934, as amended (each, an “Eligible Institution” and collectively “Eligible Institutions”), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, confirmation of the book-entry transfer of Shares into the Depositary's account at IST Shareholder Services, together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantee, or an “agent's message” (as described in Section 4—“Procedures for Tendering Shares” of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

Name(s) of Firm	Authorized Signature

Street Address(es)	Name (Please Print)

City, State and Zip Code	Title

(Area Code) Telephone No.	Date